UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        April 19, 2010

PURADYN FILTER TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

0-29192

14-1708544

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

2017 High Ridge Road, Boynton Beach, FL

  33426

(Address of principal executive offices)

  (Zip Code)

Registrant's telephone number, including area code

  (561) 547-9499

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The employment of the Company’s chief financial officer, Cindy Lea Gimler, has terminated as of April 19, 2010.  Consistent with Puradyn’s scope of operations and financial needs, the Company will employ accounting resources on an interim basis and Alan J. Sandler, its current vice president, chief administrative officer and former CFO, will serve in that position.

Mr. Sandler will hold both offices of Vice President and Chief Administrative Officer while serving as principal financial officer.   Information concerning Mr. Sandler’s background and related party transactions has previously been reported and no changes have resulted from his appointment as principal financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURADYN FILTER TECHNOLOGIES INCORPORATED

Date: April 20, 2010	By: /s/ Joseph V. Vittoria
Joseph V. Vittoria, Chairman and Chief Executive Officer